                                                                  Exhibit (h)(8)

                                  Schedule A
                       to the Fund Accounting Agreement
                    between BISYS Fund Services Ohio, Inc.
             (formerly known as The Winsbury Service Corporation)
                          and M.S.D. & T. Funds, Inc.
                             dated October 1, 1993


Name of Fund                                 Name of Fund
------------                                 ------------

Prime Money Market Fund                      Diversified Real Estate Fund

Government Money Market Fund                 Equity Income Fund

Tax-Exempt Money Market Fund                 Equity Growth Fund

Growth & Income Fund                         Total Return Bond Fund

Limited Maturity Bond Fund                   National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                Intermediate Tax-Exempt Bond Fund

International Equity Fund                    Capital Opportunities Fund


                                        M.S.D. & T. FUNDS, INC.


                                        By:_____________________________

                                        Name:___________________________

                                        Title:__________________________

                                        Date: ____________________, 2000


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:_____________________________

                                        Name:___________________________

                                        Title:__________________________

                                        Date: ____________________, 2000

                                    Form of
                                  Schedule B
                       to the Fund Accounting Agreement
                    between BISYS Fund Services Ohio, Inc.
             (formerly known as The Winsbury Service Corporation)
                          and M.S.D. & T. Funds, Inc.
                             dated October 1, 1993


Name of Fund                             Compensation
------------                             ------------

Prime Money Market Fund                  Annual rate of two one-hundredths of
                                         one percent (.02%) of the Prime Money
                                         Market Fund's average daily net assets.

Government Money Market Fund             Annual rate of two one-hundredths of
                                         one percent (.02%) of the Government
                                         Money Market Fund's average daily net
                                         assets.

Tax-Exempt Money Market Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Tax-Exempt
                                         Money Market Fund's average daily net
                                         assets.

Growth & Income Fund                     Annual rate of three one-hundredths of
                                         one percent (.03%) of the Growth &
                                         Income Fund's average daily net assets.

Limited Maturity Bond Fund               Annual rate of three one-hundredths of
                                         one percent (.03%) of the Limited
                                         Maturity Bond Fund's average daily net
                                         assets.

Maryland Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the Maryland Tax
                                         Exempt Bond Fund's average daily net
                                         assets.

Name of Fund                             Compensation
------------                             ------------

International Equity Fund                Annual rate of five one-hundredths of
                                         one percent (.05%) of the International
                                         Equity Fund's average daily net assets.

Diversified Real Estate Fund             Annual rate of three one- hundredths of
                                         one percent (.03%) of the Diversified
                                         Real Estate Fund's average daily net
                                         assets.

Equity Income Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Income
                                         Fund's average daily net assets.

Equity Growth Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Growth
                                         Fund's average daily net assets.

Total Return Bond Fund                   Annual rate of three one-hundredths of
                                         one percent (.03%) of the Total Return
                                         Bond Fund's average daily net assets.

National Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the National Tax-
                                         Exempt Bond Fund's average daily net
                                         assets.

Intermediate Tax-Exempt Bond Fund        Annual rate of four one-hundredths of
                                         one percent (.04%) of the Intermediate
                                         Tax-Exempt Bond Fund's average daily
                                         net assets.

Capital Opportunities Fund               Annual rate of three one-hundredths of
                                         one percent (.03%) of the Capital
                                         Opportunities Fund's average daily net
                                         assets.

Multiple Classes of Shares:
--------------------------

Each class of shares within a Fund that maintains multiple classes of shares having different net asset values or paying different daily dividends are subject to a minimum annual fee of $10,000 per additional class.

                              M.S.D.&T. FUNDS, INC.


                              By:__________________________________

                              Name:________________________________

                              Title:_______________________________

                              Date:  ______________________, 2000


                              BISYS FUND SERVICES OHIO, INC.


                              By:_________________________________

                              Name:_______________________________

                              Title:______________________________

                              Date:  _____________________, 2000